Exhibit 10.16

AMENDMENT

This AMENDMENT (“Amendment”) is made as of this 7th day of December, 2012 by and between Apricus Biosciences, Inc., formerly known as NexMed, Inc., a Nevada corporation (“Company”), and The Tail Wind Fund Ltd. (“Tail Wind”), Solomon Strategic Holdings, Inc. (“Solomon”) and Tail Wind Advisory & Management Ltd. (“TWAM”, and together with Tail Wind and Solomon, the “Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase Agreement (“Purchase Agreement”) dated as of March 12, 2010 by and between the Company and the Holders, the Holders purchased from the Company the Company’s 7% Convertible Notes due December 31, 2012 (the “Notes”), which Notes are convertible into shares of common stock of the Company, $0.001 par value per share (“Common Stock”); initial capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement or the Notes, as applicable; and

WHEREAS, the Company and Holders wish to extend the maturity date and reduce the conversion price under the Notes on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) Amendments. The Notes shall be amended and restated in the form attached hereto as Exhibit A, which shall provide, among other things, that (i) the Maturity Date shall be extended by two years, subject to an aggregate of $1,500,000 of the aggregate original principal amount of Notes being subject to redemption by the Holders at their election on April 1, 2014, (ii) the Conversion Price shall be reduced to equal 125% of the Market Price as of the date hereof (subject to further adjustment as provided in the Notes), and (iii) the Mortgage shall be released upon a sale of the Mortgaged Property.

(b) Delivery. The Company shall deliver to the Holders original executed amended and restated Notes within three (3) Business Days following the date hereof. Promptly following each Holder’s receipt of its amended and restated Note (and in any event, within five (5) Business Days), it shall return the originally issued Note to the Company.

2. Mortgage Release upon Sale. Notwithstanding anything contained in the Purchase Agreement or the Mortgage, the Company may sell the Mortgaged Property to a bona fide third party in an arm’s length transaction (“Property Sale”) without the defeasement or escrowing of the proceeds from the sale, as otherwise required by Section 7.2(c) of the Purchase Agreement. Upon a Property Sale on or after such date, the Holder shall release the Mortgage from the Mortgaged Property.

3. Rule 144. The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), the holding period for the shares of Common Stock issuable upon conversion of, or otherwise pursuant to, the Notes (“Underlying Shares”) shall have commenced on March 12, 2010 (the date of original issuance of the Notes). Any Underlying Shares issued upon conversion of any Notes shall be delivered without any legends or trading restrictions thereon. The Company shall cause its transfer agent to electronically transmit any such Underlying Shares issuable upon conversion of the Notes by crediting the account of the Holder’s prime broker with DTC through either its Deposit Withdrawal at Custodian or Fast Automated Securities Transfer systems. Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly file a registration statement causing the registration of all such Underlying Shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Notes). In connection with any registration of shares of Common Stock pursuant to this Section, the Company and the Holders shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

4. No Material Non-Public Information. The Company agrees that to extent the transactions contemplated by this Amendment constitute material non-public information concerning the Company, the Company shall promptly publicly disclose such information. The Company and the Holders shall consult with each other in issuing any press release, if any, with respect to the transactions contemplated hereby.

5. Fees and Expenses. Each of the Company and each Holder shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Amendment and the amended and restated Notes, provided, however, that the Company shall pay to CIM Investment Management Limited the non-accountable sum of $20,000 in immediately available funds for its expenses (including without limitation legal fees and expenses) incurred or to be incurred by it in connection with the negotiation and preparation of this Amendment and due diligence in connection therewith, $10,000 of which has already been paid by the Company to CIM Investment Management Limited on or about the time of signing of the term sheet in connection with the transactions contemplated hereby, receipt of which CIM Investment Management Limited hereby confirms.

6. Miscellaneous.

(a) Full Force and Effect. All references in the Agreements and herein to (i) “Agreements” shall be deemed to be references to the Agreements, including this Amendment, and (ii) “Note” or “Notes” shall be deemed to be references to collectively the Notes, as amended hereby (together with any future Notes issued to the Holders). Except as otherwise expressly provided herein, each of the Agreements and the other agreements and transactions contemplated thereby shall remain in full force and effect. Except for the modifications contained herein, this Amendment shall not in any way waive or prejudice any of the rights or obligations of the Holders or the Company under the Agreements, under any law, in equity or otherwise, and such modifications shall not constitute a waiver or modification of any other provision of the Agreements nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holders.

(b) Consent to Jurisdiction, Etc. Each of the Company and each Holder agree that any legal action or proceeding relating to or arising out of or under this Amendment may be brought in the state or federal courts in the State of New York, County of New York, and each party accepts with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts. To the fullest extent permitted by applicable law, each party hereby waives, and agrees not to assert, by way of motion, defense, counterclaim or otherwise, in any such suit, action or proceeding any claim that (i) it is not personally subject to the jurisdiction of any of the above-named courts by reason of any immunity or otherwise, (ii) its properties are exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution or (iii) any suit, action or proceeding so brought is in an inconvenient forum or that the venue of the suit, action or proceeding is improper or that the subject matter hereof may not be enforced in or by such courts.

(c) Authority. Each party hereto hereby represents and warrants to the other party that the execution and delivery by such party of this Amendment, and the performance by such party of its obligations hereunder, have been duly and validly authorized by such party, with no other action on the part of such party being necessary. This Amendment has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

(e) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by courier or by facsimile or email transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers or email addresses provided by the other party.

(f) Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment may be executed by facsimile or by email of PDF or digital image format files of the executed signature page hereto.

(g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first written above.

APRICUS BIOSCIENCES, INC.

By:	/s/ Steve Martin
Name:	Steve Martin
Title:	Interim CEO & CFO

THE TAIL WIND FUND LTD.
By:	CIM INVESTMENT MANAGEMENT LIMITED,
as investment manager

	By:	/s/ Daniel Nye
Daniel Nye, Portfolio Manager

SOLOMON STRATEGIC HOLDINGS, INC.

By:	/s/ Andrew Mackellar
Andrew P. Mackellar, Director

THE TAIL WIND ADVISORY & MANAGEMENT LTD.

By:	/s/ David Crook
David Crook, CEO

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